UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 1, 2021
Johnson & Johnson
 (Exact name of registrant as specified in its charter)

New Jersey	1-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933
(Address of Principal Executive Offices)
 (Zip Code)
Registrant's telephone number, including area code:
732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
               CFR 240.14d-2(b))
☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
               CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00	JNJ	New York Stock Exchange
0.250% Notes Due January 2022	JNJ22	New York Stock Exchange
0.650% Notes Due May 2024	JNJ24C	New York Stock Exchange
5.50% Notes Due November 2024	JNJ24BP	New York Stock Exchange
1.150% Notes Due November 2028	JNJ28	New York Stock Exchange
1.650% Notes Due May 2035	JNJ35	New York Stock Exchange

Item 8.01 Other Events

As previously disclosed in Johnson and Johnson’s (the “Company”) most recent Form 10-Q, filed with the Securities and Exchange Commission on April 30, 2021, the Missouri Court of Appeals reversed in part and affirmed in part a July 2018 verdict of $4.7 billion, reducing the award to $2.1 billion regarding various talc cases (the “Ingham verdict”). At that time, the Company filed an application for a transfer of the case to the Missouri Supreme Court. On November 3, 2020 the Missouri Supreme Court announced its decision not to hear the Company’s appeal of the Ingham verdict. As a result, the Company recorded a reserve consistent with the Ingham verdict, which was reflected in its 2020 fiscal year-end results. The Company petitioned the United States Supreme Court to review the Ingham verdict, which was denied on June 1, 2021. As a result, the Company will make a $2.5 billion payment, which includes total accrued interest, in June 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date:	June 1, 2021	By:	/s/ Matthew Orlando
Matthew Orlando Corporate Secretary